Exhibit 10.56

CERTAIN CONFIDENTIAL MATERIAL APPEARING IN THIS DOCUMENT, MARKED BY
[*****], HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND
EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED
UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

AVKARE, INC.
PRODUCT DISTRIBUTION AGREEMENT

This Product Distribution Agreement (this “Agreement”) is entered into as of this 19th day of April, 2012, (the “Effective Date”) by and between, AvKARE, Inc., a Tennessee corporation having a principal place of business at 615 North First Street, Pulaski, Tennessee 38478, (“AVI”) and MiMedx Group, Inc., a Florida corporation having a principal place of business at 60 Chastain Center Blvd., Suite 60, Kennesaw, GA  30144 (“Company”).

RECITALS

  WHEREAS, Company manufactures or has the right to supply certain MiMedx- labelled medical products or equipment as identified in Schedule 1 hereto (the “Products”); and

  WHEREAS, AVI is a wholesaler of generic pharmaceuticals, disposable medical supplies and capital medical equipment to the governmental and commercial sectors; and

  WHEREAS, AVI desires to purchase and resell the Products on [*****] basis for the market category specified in Schedule 2 hereto (the “Market”); and

  WHEREAS, Company is willing to grant AVI, Inc. the [*****] right to represent Company’s Products on any Federal Supply Schedule contract, subject to the exceptions herein provided.    Company has not signed any authorizations to include Products on the Federal Supply Schedule other than the authorization signed on behalf of AVI and will not authorize any other party to include Products on the Federal Supply Schedule while this Agreement is in effect.

   NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.	Appointment of AVI.

1.1
Subject to the terms and conditions set forth in this Agreement, Company appoints AVI, and AVI accepts such appointment, as Company's authorized, [*****] distributor for the sale of the Products in the Market.   AVI shall use best efforts to promote and sell the Products in the Market as set forth in this Agreement.  If Company desires to have new Products added to the Federal Supply Schedule, AVI shall use reasonable commercial efforts to add such new Products to the Federal Supply Schedule within a commercially reasonable amount of time of Company’s request and when such Products are added to the Federal Supply Schedule, the schedules to this Agreement shall be amended to include such new Products.  [*****]

1.2	AVI and the Company will cooperatively direct all sales and marketing efforts for the Market as listed on Schedule 2. AVI will confer with Company on strategies and plans of action.

1.3
The Company and AVI will agree on specific accounts to be assigned to AVI as [*****] accounts.  The initial list of such accounts will be set forth on Schedule 3 to this Agreement within two (2) weeks of execution of this Agreement.  The parties may add to the list of assigned accounts from time to time by written agreement (which may be via e-mail). A complete list of Company’s stocking distributors, key personnel names, contact information and their territories as of the date of the Agreement is listed on Schedule 4 to this Agreement.

1.4	AVI will discuss the appropriate pricing for the Market with Company. Although Company will have the final say on pricing in the Market, Company will take into account all reasonable input from AVI

1.5
In addition to the discount referenced in Section 3.2, AVI will receive a [*****] commission on the selling price for all sales into the Market from accounts assigned to AVI within the Market. AVI will absorb all credit card fees and Industrial Funding Fee (IFF). All orders will be received and processed by AVI Company will receive a purchase order from AVI and will then procure the product from an FDA approved tissue bank. Company will use reasonable commercial efforts to ship Products within twenty-four (24) hours after receipt of  a purchase order.

1.6	[*****]

1.7
The parties are independent contractors and no other relationship is intended under this Agreement.  Neither party shall act in a manner which expresses or implies a relationship other than that of an independent contractor or bind the other party.  Unless otherwise provided in this Agreement, AVI and Company shall each be responsible for all of its own expenses and employees.

2.	Sales Outside of the Market

2.1
AVI shall sell the Products to the governmental entities operating within the Market (the “Customers”). AVI will accept no orders from any other market customer unless preapproved in writing by Company.

3.	Product Prices; Payment Terms

3.1
This Agreement constitutes the sole and exclusive terms and conditions for the purchase of the Products.  Neither party shall add any additional and/or conflicting terms and/or conditions by purchase order or otherwise without the signature of an officer of both parties hereto.

3.2
Unless otherwise agreed in writing by Company, sales by AVI must be in accordance with Company’s pricing policy as in effect from time to time. The prices for Products sold to AVI hereunder shall be [*****] of AVI’s sales price for the Products to its Customer. AVI shall be responsible for the reporting and payment of all Industrial Funding Fees (IFF) and credit card fees, as applicable. All Products will be shipped FOB Destination. Company shall have the right to audited sales reports for MiMedx sales from AVI The initial price at which Products are to be sold to AVI’s Customers and the initial prices for Products sold to AVI shall be as stated in Schedule 1 hereof.  Company represents that it shall abide by all applicable requirements promulgated by AVI’s Customers from time to time, including, without limitation, all requirements related to Federal Acquisition Regulations and like rules.

3.3	Company may change the selling price of any Product on a proactive basis only by providing AVI at least ninety (90) days advance written notice of such change.

3.4
All sales, use, value added and other taxes, and all duties, fees and other charges, now or hereafter imposed with respect to the sale and purchase of the Products to AVI shall be the responsibility of Company and shall be included as a separate item in an invoice for the purchase of the Products.

3.5	Payment on Products orders shall be made within forty-five (45) days from the date of the invoice or receipt of goods, whichever is later.

3.6	All Products prices are stated and shall be paid in United States Dollars.

4.	Order Processing

4.1
AVI shall order Products from Company by submitting a purchase order identifying the ordered Products, quantities, sales price, proposed delivery dates, and prices for each Product ordered, together with a bill-to and shipping address (a “Purchase Order”).

4.2
Company shall use commercially reasonable efforts to acknowledge receipt of an order within two (2) business days after its receipt of such Purchase Order, and confirm in writing that the order can be supplied.

4.3
Company shall comply with all accepted delivery schedules set forth in an accepted Purchase Order.  All ordered Products shall be shipped by Company directly to locations designated by AVI without delay as designated in the Purchase Order.  Unless otherwise approved by AVI in writing, Company shall be solely responsible for all costs and expenses of Products delivery, including, without limitation, insurance related to such shipments. Any delays or anticipated delays in Delivery shall be reported to AVI promptly, and AVI and Company shall work in good faith to negotiate a reasonable solution to such delay; provided, however Company shall be solely responsible for all additional costs and expenses arising therefrom.    AVI may return over-shipments to Company at Company’s sole expense.  Delivery shall not be deemed to be complete until AVI or its designee has received and approved the Products in accordance with Section 9 hereof at the destination set forth on the Purchase Order.  Title to the Products and risk of loss shall pass to AVI after the Products have been received FOB at AVI’s designated location in the applicable Purchase Order.

5.	Products Specifications and Changes

5.1	Company shall confirm that all Products conform to the all written specifications provided to AVI or to the Customer (the “Specifications”).

5.2
From time to time and only upon at least ninety (90) days advance written notice to  AVI, Company may discontinue a Product or change a specification; provided, however, in no event shall Company modify Products so that it results in a derogation of the performance of the Products without the prior written approval of AVI  In the event a Product specification is changed, or a Product is discontinued, any replacement product shall be subject to the terms of this Agreement. If Company requires a change in the Specifications for its own benefit, Company shall pay all costs associated with such a Company-requested change. Agreed changes to the Specifications for the benefit of AVI shall be at the expense of AVI

6.	Personnel; Support

6.1	Company shall provide AVI without charge, master copies of Company’s standard brochures, marketing materials, and technical data for the Products.

6.2
Company is responsible for providing technical support to Customers.  Company shall use commercially reasonable efforts to respond to all support requests in no later than three (3) business days.  If such issue cannot be resolved, Company shall provide updates on the status of the support request on a daily basis.  Company shall use commercially reasonable efforts to respond to all communications from AVI in no later than two (2) business days.

7.	Records and Regulatory Matters

7.1
At the time of delivery of each shipment of Products to AVI, Company shall provide AVI with properly completed copies of all documentation reasonably requested by AVI, including, without limitation, manufacturing, quality testing, packaging and delivery records.

7.2
Company and AVI shall maintain true and accurate books, records, test results, data, and reports and all other information relating to manufacturing, testing, performance and delivery of the Products, including, without limitation, all information required to be maintained to document that the Products are certified for use in the Market. Such information shall be maintained for a period of at least five (5) years from the relevant finished Products delivery date or longer if required under applicable laws.

7.3
Company shall be solely responsible for all licenses and other regulatory compliance issues including obtaining and maintaining all certifications that the Products are fit for use in the Market.  Company shall maintain all permits and licenses required with respect to its facilities, equipment and manufacturing processes as required by applicable law, rule or regulation.

7.4	Company shall immediately advise AVI if an authorized agent of any regulatory authority issues any adverse finding related to the Products or any loss of certification status.

7.5	Throughout the term of this Agreement, AVI shall be responsible for insuring that the Products are on the Federal Supply Schedule and must remain in good standing to sell Products to the Market.

8.	Products Warranty; Customer Warranty

8.1
Subject to the provisions of this Section 8, Company warrants for a period of one (1) year after shipment (i) that each non-amnion based Product is free from material defects in material and workmanship and has a shelf-life of at least one (1) year from the date of shipment and (ii) that each amnion based Product has been collected, processed and stored in compliance with all applicable laws and standards, including the AATB Standards and Title 21, Code of Federal Regulations 1271, Human Cells, Tissues, and Cellular and Tissue-Based Products, and has a shelf-life of at least two (2) years from the date of shipment.  Inspection, testing, acceptance or use of the Products by AVI shall not affect Company’s representations and warranties under this Section.  Company shall, at its sole expense, promptly replace or correct defects in Products not in conformance with this Section.

8.2
EXCEPT AS EXPRESSLY PROVIDED IN SECTION 8.1 ABOVE, COMPANY MAKES NO WARRANTIES OR CONDITIONS, EXPRESS, STATUTORY, IMPLIED, OR OTHERWISE, AND COMPANY SPECIFICALLY DISCLAIMS THE IMPLIED WARRANTIES AND CONDITIONS OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.  NOTWITHSTANDING THE FOREGOING, COMPANY DOES NOT EXCLUDE LIABILITY TO THE EXTENT THAT SUCH LIABILITY MAY NOT BE EXCLUDED OR LIMITED BY LAW.

8.3
Company shall honor and be responsible for all claims arising out of Company’s warranty for the applicable Products as set forth in Section 8.1. AVI shall provide such warranty to its Customers hereunder.  AVI shall not pass on to its Customers a warranty of greater scope or protection than the warranty (including the limited remedy, exclusions, and limitation of liability) set forth in Section 8.1.

9.	Products Returns and Recalls

9.1
AVI will inspect all shipments of Products received from Company following its receipt and will report any non-conforming Products to Company.  AVI and its designees reserve the right to inspect the Products and to reject any or all of the Products which are in AVI’s reasonable judgment defective Products or are otherwise unacceptable. Payment by AVI for the Products delivered shall not constitute AVI’s acceptance thereof. Rejected and/or unacceptable Products may be returned to Company at Company’s sole expense.  In the event Products are delivered whose defects or nonconformity are not reasonably apparent upon AVI’s or its designees’ initial examination, and such latent defects or nonconformity results in deficiency of the Products or the failure of the Products to perform as intended, AVI reserves the right to require replacement of the defective or nonconforming Products, as well as payment by Company of any resulting damages.

In the event (a) any government authority issues a request, directive or order that any Product be recalled, (b) a court of competent jurisdiction orders such a recall, or (c) Company reasonably determines, after consultation with AVI that any Product should be recalled, the parties shall take all appropriate corrective actions for recall.  Company shall have administrative responsibility for effecting any such recall.  AVI shall cooperate with Company in contacting Customers.  Each party shall bear its own costs incurred in connection with such recall except that Company shall, at its option, either refund the price for recalled Products or replace recalled Products held by AVI’s Customers within a reasonable time at its expense, including freight and applicable duties.  If AVI is required to compensate its Customers as a result of Product being recalled, then Company shall reimburse AVI for any such compensation up to the amount received by Company for the sale of the affected Products to such Customers.  The obligations set forth in this Section 9 shall survive any termination of this Agreement.

10.	Advertising

10.1
Both the Company and AVI must approve all advertising and promotion materials which either party intends to use in relation to the sale of  Products by AVI in the Market.  Company will use commercially reasonable efforts to review such materials and communicate its approval thereof or the reasons for not approving the same within ten (10) days of the delivery of the applicable materials to Company.

11.	Products Stocking Requirements

11.1	Company shall use commercially reasonable efforts to maintain adequate inventory levels of Products as may be necessary to meet the needs of AVI.

12.	Proprietary Rights

12.1	AVI acknowledges that any property rights in the Products and technical, advertising and promotion material relating thereto, shall remain the property of Company.

Technical, advertising and promotional material of Company shall only be used in furtherance of the purpose of this Agreement by AVI Company warrants that the Products and any design or technical information to be supplied by Company to AVI shall be free from any patents, copyrights or other intellectual property claims of third party and that Company has all necessary rights to enter into this Agreement. If an intellectual property right infringement suit (“Action”) is brought against AVI arising from the use of the said technical information, Company agrees to indemnify, defend and hold AVI harmless from and against such Action, provided that Company is notified promptly in writing of such Action. Company will have sole control of any such Action or settlement negotiations, and Company agrees to pay, subject to the limitations hereinafter set forth, any final judgment entered against AVI on such issue in any such Action defended by Company.  AVI agrees that Company will be relieved of the foregoing obligations unless AVI gives Company authority to proceed as contemplated herein and gives Company proper and full information and assistance to settle and/or defend any such Action.  If it is adjudicatively determined, or if Company believes, that the Products, or any part thereof, infringe any patent, copyright or trademark, or if the sale or use of the Products, or any part thereof, is, as a result, enjoined, then Company may, at its election, option, and expense: (i) procure for AVI the right under such patent, copyright or trademark to sell or use, as appropriate, the Products or such part thereof; or (ii) replace the Products, or part thereof, with other non-infringing suitable Products or parts; or (iii) suitably modify the Products or part thereof; or (iv) remove the Products, or part thereof, terminate distribution or sale thereof and accept return of and refund the payments paid by AVI for such Products.  Company will not be liable for any costs or expenses incurred without its prior written authorization.

12.2
Notwithstanding the provisions of Section 12.1, Company has no liability to AVI for (i) any infringement of patent or copyright claims alleging infringement by completed equipment or any assembly, combination, method or process in which any of the Products may be used but not covering the Products standing alone; (ii) any trademark infringements involving any marking or branding not applied by or requested by Company , or involving any marking or branding applied by Company at the request of AVI; or (iii) the modification of the Products, or any part thereof, unless such modification was made by Company, where such infringement would not have occurred but for such modifications. THE FOREGOING PROVISIONS OF THIS SECTION 12 STATE THE ENTIRE LIABILITY AND OBLIGATIONS OF COMPANY AND THE EXCLUSIVE REMEDY OF AVI AND ITS CUSTOMERS, WITH RESPECT TO ANY ALLEGED PATENT, COPYRIGHT OR TRADEMARK INFRINGEMENT BY THE PRODUCTS OR ANY PART THEREOF.

13.	Trademarks

During the term of this Agreement, AVI shall have the right to indicate to the public that it is an authorized distributor of the Products and to advertise such Products under the applicable trademarks, marks, and trade names of Company set forth in Schedule 5 ("Company's Trademarks") and in the promotion and distribution of the Products; provided, however, that upon ninety (90) days’ prior written notice to AVI, Company may substitute alternative marks for any or all of the Company’s Trademarks.  All representations of Company's Trademarks that AVI intends to use shall first be submitted to Company for approval (which shall not be unreasonably withheld) of design, color and other details or shall be exact copies of those used by Company.  In addition, AVI shall fully comply with all reasonable guidelines, if any, communicated by Company concerning the use of Company's Trademarks.

AVI shall not alter or remove any of Company's Trademarks affixed to the Products by Company.  Except as set forth in this Section 13, nothing contained in this Agreement shall grant or shall be deemed to grant to AVI any right, title or interest in or to Company's Trademarks.  All uses of Company's Trademarks will inure solely to Company and AVI shall obtain no rights with respect to any of Company's Trademarks, other than the right to distribute Products as set forth herein, and AVI irrevocably assigns to Company all such right, title and interest, if any, in any of Company's Trademarks.  At no time during or after the term of this Agreement (except to the extent expressly disallowed by applicable law) shall AVI challenge or assist others to challenge Company's Trademarks or the registration thereof or attempt to register any trademarks, marks or trade names confusingly similar to those of Company, nor use any Company Trademark as a business name, nor form a company whose name incorporates any Company Trademark.  Upon termination of this Agreement, AVI shall immediately cease to use all Company's Trademarks and any listing by AVI of Company's name in any telephone book, directory, public record or elsewhere, shall be removed by AVI as soon as possible, but in any event not later than the subsequent issue of such publication.

14.	Indemnification; Insurance; Limitation on Consequential Damages

14.1
Each party shall indemnify, defend, and hold the other party, its affiliates, and their respective officers, directors, representatives, and agents, harmless from and against any and all third party claims, demands, causes of actions, costs of litigation (including reasonable attorneys fees and expenses incurred in the enforcement of this Section and otherwise) and judgments arising out of, connected with, or resulting from: (i) a breach of its representations, warranties and covenants set forth herein; or (ii) its negligence. Company shall further indemnify, defend, and hold AVI harmless for all Products liability claims arising from its manufacture and design of the Products.

14.2
Company shall, at its own cost and expense, obtain and maintain in full force and effect the following insurance during the term of this Agreement: Umbrella/Commercial General Liability / Products Liability insurance with per-occurrence and general aggregate limits of not less than [*****].  In the event that any of the required policies of insurance are written on a claims made basis, then such policies shall be maintained during the entire term of this Agreement and for a period of not less than three (3) years following the termination or expiration of this Agreement.  Company shall name AVI as an additional insured on such policies. Company will provide AVI with a certificate of insurance evidencing the Umbrella/Commercial General Liability / Products Liability insurance coverages described above.

14.3
Notwithstanding any terms of this Agreement, except with respect to the parties’ indemnification obligations with respect to third party claims, or with respect to violations of Section 1.2 or Section 16 hereof, in no event shall either party be liable for lost profits, cost of procurement of substitute goods, or any other special, reliance, incidental, or consequential damages incurred by the other party, however caused and under any theory of liability whether based in contract, tort (including negligence), or otherwise.  The foregoing limitations shall apply regardless of whether such party has been advised of the possibility of such damages and notwithstanding the failure of essential purpose of any limited remedy stated herein.

15.	Additional Obligations of Company

15.1	Company shall supply the Products to AVI upon the terms and conditions of this Agreement and as required by any Federal Contract to which the items are added.

15.2	Company shall at its reasonable discretion offer technical and commercial assistance to AVI for the sale and service of the Products.

16.	Confidential Information

16.1
For purposes of this Agreement, “Confidential Information” means any and all marketing, Products, technical or engineering information, know-how, data, designs, diagrams, plans, specifications, computer codes, trade secrets, ideas, concepts, processes, systems, technologies, business or financial information, procurement and sales strategies, and other confidential or proprietary information of the parties, in any form, whether or not identified as being confidential.

16.2
Confidential Information is a valuable and proprietary asset and shall remain the sole and exclusive property of the disclosing party.  The receiving party shall use Confidential Information solely in connection with the performance of this Agreement.  The receiving party shall not disclose or cause the disclosure of any of the Confidential Information to any party other than to those employees, agents and subcontractors with a ‘need to know’ to perform this Agreement; provided, that such employees, agents and subcontractors shall be advised of the existence and scope of this provision and subcontractors shall be subject to legally binding nondisclosure restrictions which are at least as restrictive as the terms of this provision.  A breach by any employee, agent or subcontractor of any agreement of confidentiality related to the Confidential Information shall be considered a breach by the applicable party to this Agreement.

16.3
The confidentiality provisions herein shall not apply to information that: (i) can be demonstrated as lawfully known to the receiving party prior to disclosure thereof by the disclosing party; (ii) is or becomes generally available to the public other than as a result of a breach or violation of any obligation of confidentiality; or (iii) is specifically approved for release by the prior written authorization of the disclosing party.

16.4
If the receiving party is ordered in any legal proceeding or process to disclose any of the Confidential Information, such party shall take all reasonable steps to resist or narrow such order and to obtain appropriate protective orders or other reliable assurances of nondisclosure in order to maintain the confidential nature of the Confidential Information.  The parties acknowledge that a monetary remedy for a breach or violation of this section will be inadequate, and that any such breach or violation would cause irreparable harm.  In the event of any breach or violation hereof, in addition to any other available rights and remedies in law or equity, the disclosing party shall be entitled to temporary and permanent injunctive relief without the necessity of posting a bond and without the necessity of proving actual damages.

16.5
The provisions of this Section 16 supersede any non-disclosure agreement entered into by the parties hereto and shall survive termination of this Agreement for two (2) years or such longer period as such information is entitled to protection under applicable law.

17.	Sub-Distribution

17.1
Without limiting the generality of the foregoing, AVI may not engage sub-distributors unless the Company shall have consented to such engagement and approved the written agreement between the Company and such sub-distributor.  Minimally, any such agreement must obligate such sub-distributor to terms substantially identical to the terms of this Agreement, provide that Company is a third-party beneficiary of such agreement and be cancellable upon request of Company upon thirty (30) days’ written notice.

18.	Term and Termination

18.1
This Agreement will have an initial term beginning on the Effective Date and shall have an initial term of three (3) years.  After the initial term, the Agreement will automatically renew for two (2) successive terms of one (1) year unless this agreement is terminated. This Agreement may be terminated by either party if the other party is in material breach of any provision of this Agreement and such breach is not cured within thirty (30) days following notice of such breach given to the   breaching party in accordance with Section 19.4 below. The following sections shall survive termination or expiration of this Agreement: 7, 8, 9, 12, 13, 14, 16, 19.5. Termination of this Agreement shall not affect Company’s obligation to honor all Purchase Orders submitted to Company prior to such termination.

18.2
Regardless of the foregoing, each party may terminate this Agreement immediately upon the filing of any petition in bankruptcy by the other party hereto, whether voluntarily or involuntarily, or the initiation of any action of insolvency by or against a party hereto.

18.3
Either party may terminate this Agreement without cause, effective after the initial three (3) year contract period has been reached, upon one hundred eighty (180) days’ notice to the other party specifying the date of termination. [*****] Upon receipt of request for termination until the effective date of termination, Company also agrees to pay AVI full commissions on all sales to assigned accounts made during this period. [*****]will be paid in full on or before the effective termination date of this Agreement. If all commissions due and [*****]are not paid in full on or before the termination date (or, if later, when due), this Agreement will not be terminated until said fees and commissions are received.

18.4	If Company desires to terminate this Agreement without cause during the initial three (3) year term, the Company shall so notify AVI and [*****].

19.	Miscellaneous

19.1
Neither party shall be liable for any failure to perform due to unforeseen circumstances or causes beyond such party’s reasonable control, including, but not limited to acts of God, war, terrorism, riot, embargoes, acts of civil or military authorities, fire, flood, accident, communication line failure, which failure is not the fault of the affected party.

19.2
Neither party may assign this Agreement, in whole or in part, without the prior written consent of the other party, except that either party may without the other party’s consent assign this Agreement to an affiliate or to a successor to substantially all of the business or assets of the assigning party, provided that any assignment by AVI to an entity that sells Competing Products shall require Company’s prior written consent.  Notwithstanding the foregoing, this Agreement will be binding upon and inure to the benefit of the parties, their successors and permitted assigns.

19.3
This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter of this Agreement, and supersedes all previous negotiations, agreements, commitments (if any) and shall not be discharged, changed or modified in any manner except by instruments signed by duly authorized representatives of both parties hereto.

19.4
Any notices or other communications to be served on or sent to either party hereunder shall be deemed adequately served or sent if posted by prepaid registered post or overnight courier to such party at its address as set out above or of such other address as such party may notify in writing to the other party from time to time. Notices to Company shall be addressed to the attention of the General Counsel.

19.5	This Agreement shall be governed by and construed in accordance with the laws of the State of [*****], without giving effect to its conflict of laws principles or rules.

19.6
The parties shall each appoint a qualified manager to act as liaison related to their performance under this Agreement, and shall provide the other with contact information for such managers at the Effective Date.  Unless otherwise agreed, the parties shall schedule periodic meetings and/or telephone conferences between the managers to review the parties’ progress.  Additional informal meetings between other representatives of the parties shall be held as reasonably necessary at mutually acceptable times and places.

19.7
This Agreement contains the entire agreement between the parties concerning the subject matter hereof and supersedes all prior agreement and understanding between the parties with respect to the subject matter hereof and no modification or amendment of this Agreement or of the terms and conditions hereof will be binding upon either of the parties unless in a written document signed by both parties.

19.8	This Agreement may be executed in one or more counterparts, each of which will be deemed an original but all of which together will constitute one and the same instrument.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their authorized representatives effective on the Effective Date.

AvKare, Inc.		MiMedx Group, Inc.

By:	/s/ Troy A. Mizell	By:	/s/ William C. Taylor
	Troy A. Mizell		William C. Taylor
Title:	President & CEO	Title:	President & COO

Date:	4/19/12	Date:	4/19/12

SCHEDULE 1

The Products

Description of the Products:

EpiFix® Amniotic Membrane Allograft for Woundcare Indications

[*****]

SCHEDULE 2

The Market

Description of AVI’s Market and Sales Territory: The United States Federal Government, including all agencies and subdivisions thereof.

SCHEDULE 3

AVI Assigned Accounts

SCHEDULE 4

MiMedx Stocking Distributors

[*****]

SCHEDULE 5

Company’s Trademarks

MiMedx®
EpiFix®
Purion®